Exhibit 99.1

NEWS RELEASE
Southcross Energy	1700 Pacific Avenue, Suite 2900, Dallas, Texas 75201, 214-979-3720

Southcross Energy Partners, L.P. Announces Bret M. Allan Appointed as Senior Vice President and Chief Financial Officer

DALLAS, Texas, June 8, 2015 – Southcross Energy Partners, L.P. (NYSE: SXE) (“Southcross”) announced today the appointment of Bret M. Allan as Senior Vice President and Chief Financial Officer of Southcross Energy Partners GP, LLC, the general partner of Southcross. Mr. Allan brings nearly twenty years of energy and finance experience to Southcross, having most recently served as Vice President, Finance and Treasurer of Energy Transfer Partners, L.P. (“Energy Transfer”). Mr. Allan succeeds J. Michael Anderson, who will be leaving Southcross for a new opportunity. Mr. Anderson, who has made extensive contributions to Southcross since 2012 as Senior Vice President and Chief Financial Officer, will work closely with Mr. Allan over the next 30 days to ensure a seamless and successful transition.

“Michael has been an invaluable member of the Southcross leadership team for the last three years and instrumental in guiding Southcross through a period of significant growth,” said John E. Bonn, President and Chief Executive Officer of Southcross’ general partner. “He leaves Southcross a stronger company and better positioned to deliver long-term unitholder value. He helped lead Southcross in our initial public offering, our combination transaction in August 2014 and the recent completion of our first drop-down transaction. I sincerely enjoyed working with Michael and thank him for his leadership and numerous contributions to Southcross.”

“I am very pleased to welcome Bret to the Southcross executive team,” said Bonn. “Bret brings significant experience and leadership as we enter the next stage of growth at Southcross. Bret has an extensive background in the midstream sector, including numerous capital market transactions and growth initiatives. Bret is an outstanding fit with the Southcross culture that is focused on our core values of safety, integrity, customer service, teamwork and accountability. I look forward to working closely with Bret as we guide Southcross forward.”

“I am excited to join Southcross and its strong leadership team,” said Allan. “Southcross is well positioned for continued growth with a premier platform of midstream assets across the Eagle Ford and a committed group of private equity sponsors that actively support the company’s growth.”

Mr. Allan joins Southcross having spent the majority of the last five years at Regency Energy Partners LP (“Regency”), a midstream master limited partnership that was acquired by Energy Transfer in January 2015. While at Regency, Mr. Allan helped lead numerous capital raising transactions and supported numerous acquisitions and recapitalizations. Among other responsibilities, Mr. Allan led the treasury, cash management, credit and corporate planning functions for Regency. Prior to Regency, he held various managerial positions at Energy Future Holdings and its predecessor company, TXU Corporation, including positions in strategic planning, financial analysis and risk. Mr. Allan holds a Master’s degree in business administration with a concentration in finance from the University of Chicago Graduate School of Business and a Bachelor’s degree in economics from the University of California at Berkeley.

About Southcross Energy Partners, L.P.

Southcross Energy Partners, L.P. is a master limited partnership that provides natural gas gathering, processing, treating, compression and transportation services and NGL fractionation and transportation services. It also sources, purchases, transports and sells natural gas and NGLs. Its assets are located in South Texas, Mississippi and Alabama and include four gas processing plants, two fractionation plants and approximately 3,000 miles of pipeline. The South Texas assets are located in or near the Eagle Ford shale region. Southcross is headquartered in Dallas, Texas. Visit www.southcrossenergy.com for more information.

Forward-Looking Statements

This press release includes certain statements concerning expectations for the future that are forward-looking within the meaning of the federal securities laws. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “will be,” “will continue,” “will likely result,” and similar expressions, or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” Southcross believes the expectations and forecasts reflected in these and other forward-looking statements are reasonable, Southcross can give no assurance they will prove to be correct. Forward-looking statements contain known and unknown risks and uncertainties (many of which are difficult to predict and beyond management’s control) that may cause Southcross’ actual results in future periods to differ materially from anticipated or projected results. An extensive list of specific material risks and uncertainties affecting Southcross is contained in its Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2015 and in other documents and reports filed from time to time with the SEC. Any forward-looking statements in this press release are made as of the date hereof and Southcross undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

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Contact:

Southcross Energy Partners, L.P.

David Lawrence, 214-979-3720

Investor Relations

InvestorRelations@southcrossenergy.com